Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 4, 2008, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-145266) and related Prospectus of Peplin, Inc. for the registration of its shares of common stock.
/s/ Ernst & Young
Brisbane, Australia
February 8, 2008